Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

January 27, 2026

Polaryx Therapeutics, Inc.
South Tower, 140 E Ridgewood Avenue, Suite 415

Paramus, NJ 07652

To the addressee set forth above:

We have acted as local Nevada counsel to Polaryx Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of Amendment No. 2 to the Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale, from time to time, by the stockholders of the Company identified in the Prospectus, of up to 47,343,297 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in connection with the Company’s direct listing of the Common Stock on The Nasdaq Capital Market (the “Direct Listing”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and the resale of the Shares in connection with the Direct Listing as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement and the Prospectus, (ii) the articles of incorporation and bylaws of the Company, each as amended to date, (iii) the forms of the amended and restated articles of incorporation and amended and restated bylaws of the Company filed as exhibits to the Registration Statement (collectively, the “A&R Governing Documents”), and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such instruments and other documents, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that: (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced in the Registration Statement has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the obligations of each party set forth in the documents we have reviewed are and at all relevant times will be its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iii) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iv) each of the A&R Governing Documents, in the respective forms thereof that have been filed as exhibits to the Registration Statement, will be effective and in full force and effect prior to the effectiveness of the Registration Statement; (v) all Shares will be sold in compliance with all applicable laws and the A&R Governing Documents; (vi) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (vii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; and (viii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

www.bhfs.com

Polaryx Therapeutics, Inc.

January 27, 2026

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company, and are validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP